Exhibit 99.2

Chegg Prices Offering of $900.0 Million of 0% Convertible Senior Notes Due 2026
SANTA CLARA, Calif., August 18, 2020 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE: CHGG) today announced that it has priced $900.0 million aggregate principal amount of 0% convertible senior notes due 2026 (the "notes"). The aggregate principal amount of the offering was increased from the previously announced offering size of $750.0 million. The notes are to be sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Act"). Chegg also granted the initial purchasers of the notes an option to purchase up to an additional $100.0 million aggregate principal amount of notes. The sale is expected to close on August 21, 2020, subject to customary closing conditions.
The notes will be general, unsecured, senior obligations of Chegg, and will not bear regular interest, and the principal amounts of the notes will not accrete. The notes will mature on September 1, 2026, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to June 1, 2026, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of Chegg common stock, cash or a combination of cash and shares of Chegg common stock, at the election of Chegg.
Chegg may not redeem the notes prior to September 5, 2023. Chegg may redeem for cash all or any portion of the notes, at its option, on or after September 5, 2023 and prior to the 31st scheduled trading day immediately preceding the maturity date if the last reported sale price of Chegg common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Chegg provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Chegg provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, but excluding, the redemption date.
Holders of the notes will have the right to require Chegg to repurchase for cash all or a portion of their notes at 100% of their principal amount, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). Chegg will also be required to increase the conversion rate for holders who convert their notes in connection with certain fundamental changes occurring prior to the maturity date or following Chegg's issuance of a notice of redemption.
The notes will have an initial conversion rate of 9.2978 shares of Chegg common stock per $1,000 principal amount of notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $107.55 per share. The initial conversion price represents a premium of approximately 37.5% to the $78.22 per share closing price of Chegg common stock on The New York Stock Exchange on August 18, 2020.
Chegg estimates that the net proceeds from the offering will be approximately $885.7 million (or $984.2 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers' discount and estimated offering expenses payable by Chegg.
Morgan Stanley is acting as the sole book-running manager in connection with the offering. J. Wood Capital Advisors LLC is acting as financial advisor to Chegg in connection with the offering.

Chegg expects to use approximately $93.1 million of the net proceeds from the offering of the notes to pay the cost of the capped call transactions described below to manage potential dilution. In addition, Chegg expects to use approximately $174.7 million of the net proceeds from the offering to fund the cash consideration (exclusive of accrued interest) and to issue approximately 4.2 million shares of Chegg common stock for the remainder of the consideration due in respect of the exchange of approximately $172.0 million aggregate principal amount of its 0.25% Convertible Senior Notes due 2023 (the “2023 notes”) as described below. Chegg intends to use the remainder of the net proceeds for general corporate purposes, which may include acquisitions or other strategic transactions.
In connection with the pricing of the notes, Chegg has entered into privately negotiated capped call transactions with one or more of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (the "capped call counterparties"). The capped call transactions will initially cover, subject to customary anti-dilution adjustments, the number of shares of Chegg common stock that will initially underlie the notes, assuming the initial purchasers do not exercise their option to purchase additional notes. The capped call transactions are expected generally to reduce or offset potential dilution to holders of Chegg's common stock upon conversion of the notes and/or offset the potential cash payments that Chegg could be required to make in excess of the principal amount of any converted notes upon conversion thereof, with such reduction and/or offset subject to a cap based on the cap price. If the initial purchasers of the notes exercise their option to purchase additional notes, Chegg may enter into additional capped call transactions with capped call counterparties that would initially cover, subject to customary anti-dilution adjustments, the number of shares of Chegg common stock that will initially underlie the notes purchased by the initial purchasers pursuant to their option to purchase additional notes. In connection with establishing their initial hedge of the capped call transactions, the capped call counterparties have advised Chegg that they and/or their respective affiliates expect to enter into various derivative transactions with respect to Chegg common stock and/or purchase Chegg common stock concurrently with, or shortly after, the pricing of the notes. This activity could contribute to the expected increase in the market price of Chegg common stock or the notes concurrently with, or shortly after, the pricing of the notes.
In addition, the capped call counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Chegg common stock and/or purchasing or selling Chegg common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could decrease (or avoid an increase) in the market price of Chegg common stock or the notes, which could affect noteholders' ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.
If the initial purchasers exercise their option to purchase additional notes, Chegg may use the resulting additional proceeds of the sale of the additional notes to pay the cost of entering into the additional capped call transactions and for general corporate purposes, including potential acquisitions and strategic transactions.
Concurrently with the pricing of the offering, Chegg entered into privately negotiated transactions with certain holders of its 2023 notes to exchange approximately $172.0 million aggregate principal amount of its 2023 notes for an aggregate of approximately $174.7 million in cash and approximately 4.2 million shares of its common stock (the “note exchanges”). Chegg also expects that holders of the outstanding 2023 notes that have hedged their equity price risk with respect to such notes (the “hedged holders”) will have, concurrently with the pricing of the notes, unwound their hedge positions by buying Chegg common stock and/or entered into or unwound various derivative transactions with respect to Chegg common stock. In particular, Chegg expects that many holders of the 2023 notes employed a convertible arbitrage strategy with respect to the 2023 notes and have a short position with respect to Chegg common stock that may have closed or reduced or may close or reduce, through purchases of Chegg common stock, in connection with the exchanges of the 2023 notes. The amount of Chegg common stock purchased by the hedged holders may have been substantial in relation to the historic average daily trading volume of Chegg common stock. This activity by the hedged holders may have increased the effective conversion price of the notes.
In connection with the exchanges of the 2023 notes, Chegg has terminated a corresponding portion of the existing capped call transactions that Chegg entered into when the 2023 notes were issued concurrently with the pricing of the notes. In connection with any such termination and the related unwind of the existing hedge position of the existing option counterparties with respect to such transactions, such existing option counterparties and/or their respective affiliates will sell shares of Chegg common stock in secondary market transactions, and/or unwind various derivative transactions with respect to Chegg common stock concurrently with or shortly after the pricing of the notes. Depending on when it occurs, the hedge unwind activity of the existing option counterparties may to some extent offset the effects of the hedge unwind activity of the hedged holders described above. In addition, the market price of Chegg common stock is likely to be affected by any short selling by some of the investors in the notes that do not sell the 2023 notes to Chegg and by the hedging activity of the capped call counterparties described above. As a result, Chegg cannot predict the magnitude of the expected increase in the market price of Chegg common stock and the corresponding increase in the effective conversion price of the notes.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Chegg common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Offers of the notes are being made only by means of a private offering memorandum.
The notes and any shares of Chegg common stock issuable upon conversion of the notes have not been registered under the Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
Use of forward-looking statements
This press release contains "forward-looking statements" including, among other things, statements relating to the note exchanges, the potential effects of capped call transactions and statements relating to the terms of the offering and the expected use of proceeds from the offering. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Chegg will consummate the offering, prevailing market conditions, the anticipated use of the net proceeds of the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally, the impact of the global COVID-19 pandemic, whether the capped call transactions will become effective and whether the note exchanges and corresponding capped call unwind transactions and associated hedging will take place or be consummated on the anticipated terms, or at all. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Chegg’s business and financial results, please review the “Risk Factors” described in Chegg’s Annual Report on Form 10-K for the year ended December 31, 2019 and Chegg’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the Securities and Exchange Commission (the “SEC”) and in Chegg’s other filings with the SEC. Chegg undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this release, except as required by law.

Investor contact: Tracey Ford, ir@chegg.com;
Media contact: Marc Boxser, press@chegg.com